UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (date of earliest event reported):  November 22, 2005

Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Delaware	0-22388	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Dragon Street, Suite B
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:                            (214) 623-8446

                                5565 Red Bird Center Drive, Suite 180, Dallas, Texas 75237
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 22, 2005, Home Solutions of America, Inc., a Delaware corporation ("Home Solutions" or the "Company") entered into subscription agreements with certain accredited investors in connection with the proposed private placement (the "Offering") of 4,850,000 units (the "Units") consisting of shares of common stock, par value $.001 per share ("Common Stock") of the Company and warrants exercisable for shares of Common Stock (the "Warrants").  The 4,850,000 Units are being offered through a placement agent (the "Placement Agent") on a best efforts basis.  Each Unit consists of one (1) share of Common Stock and Warrants exercisable for a 0.20 share of Common Stock, at a price of $5.50 per Unit.  If the Offering closes, the Company will issue to the investors, an aggregate 4,850,000 shares of Common Stock and Warrants exercisable for an aggregate 970,000 shares of Common Stock.

The Warrants, if issued, will be exercisable immediately, have a five year term, and have an exercise price of $5.50 per share.  In addition, the Company will issue to the Placement Agent, a warrant exercisable for 125,000 shares of Common Stock (the "Placement Agent Warrant").  The Placement Agent Warrant, if issued, will be exercisable immediately, have a five year term, and have an exercise price of $5.50 per share.  In addition, the Placement Agent will receive a fee equal to 7% of the gross proceeds of the Offering.

If the Offering closes, the Company will register for resale under the Securities Act of 1933, as amended, the shares of Common Stock issued in the Offering and the shares of Common Stock underlying the Warrants and the Placement Agent Warrant.  The Company is obligated to file a registration statement no later than 15 days following the closing of the Offering, and is obligated to use its commercially reasonable best efforts to cause the registration statement to be declared effective within 90 days after the closing date.

The Offering is subject to standard closing conditions, including, without limitation, the receipt of all subscription funds for the Units and the approval of the listing on the American Stock Exchange of the shares of Common Stock to be issued in the Offering and the shares of Common Stock underlying the Warrants and the Placement Agent Warrant.

Item 7.01.              Regulation FD Disclosure.

On November 23, 2005, Home Solutions issued a press release announcing a proposed private placement.   A copy of the November 23 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01.              Financial Statements and Exhibits.

(C)                Exhibits.

99.1               Press Release dated November 23, 2005.

2

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.

Date: November 23 , 2005	By: /s/ Rick J. O'Brien
Name: Rick J. O'Brien
Title: Chief Financial Officer

Exhibit Index

99.1         Press Release dated November 23, 2005.

4